ARDIAN ACCESS SECONDARY INFRASTRUCTURE FUND LLC

POWER OF ATTORNEY

Each of the undersigned Directors of Ardian Access Secondary Infrastructure Fund LLC (the “Fund”) hereby constitutes and appoints Wilfred Small, Alfred Miranda, Edward Hickes, Aymeric Lepeu and Côme Tauveron (in each case, with the foregoing list of appointees modified as may be required to avoid any individual appointing himself by this instrument), each of them with full powers of substitution, as his true and lawful attorney-in-fact and agent to execute in his name and on his behalf in any and all capacities the Registration Statements on Form N-2, and any and all amendments thereto, and all other documents, filed by the Fund or its affiliates with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Act of 1933, as amended (together with the 1940 Act, “Acts”), and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Fund or its affiliates to comply with such Acts, the rules, regulations and requirements of the SEC, the securities, Blue Sky laws and/or corporate/limited liability company laws of any state or other jurisdiction, the Commodities Futures Trading Commission, and the regulatory authorities of any foreign jurisdiction, including all documents necessary to ensure the Fund has insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned hereby ratifies and confirms as his own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 3rd day of April, 2026.

SIGNATURE	TITLE

/s/ Michael Ferragamo	Director
Michael Ferragamo

/s/ Wilfred Small	Director
Wilfred Small

/s/ Jason Cipriani	Director
Jason Cipriani

/s/ Mark Garbin	Director
Mark Garbin

/s/ Richard Goglia	Director
Richard Goglia